UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 19, 2003

ARAMARK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-16807	23-3086414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1101 Market Street Philadelphia, Pennsylvania	19107
Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): 215-238-3000

Item 9.    Regulation FD Disclosure

On November 19, 2003 Joseph Neubauer sold 1.4 million shares of ARAMARK common stock. In addition, Mr. Neubauer gifted 300,000 shares to The Neubauer Family Foundation and gifted another 150,000 shares to a public charity for philanthropic purposes. The Neubauer Family Foundation also donated 75,000 shares to several charitable organizations. The foregoing transactions are consistent with the Company’s June 12, 2003 announcement that Joseph Neubauer did not plan to sell more than 2.4 million shares in calendar year 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    November 20, 2003

ARAMARK CORPORATION

By:	L. FREDERICK SUTHERLAND

Name:	L. Frederick Sutherland
Title:	Executive Vice President and Chief Financial Officer